Exhibit 10.2

FORM OF AMENDMENT TO THE

EARLE M. JORGENSEN HOLDING COMPANY INC.

OPTION PLAN

(AS ASSUMED BY EARLE M. JORGENSEN COMPANY)

WHEREAS, Earle M. Jorgensen Holding Company, Inc. (“Holding”) adopted the Earle M. Jorgensen Holding Company Inc. Option Plan (the “Plan”) as of January 30, 1997, and Earle M. Jorgensen Company (the “Company”) assumed the obligations of Holding with respect to all options issued under the plan, effective April 20, 2005; and

WHEREAS, Section 8 of the Plan provides that the Board of Directors (the “Board”) of the Company may amend the Plan;

WHEREAS, the Board desires to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2005:

1. Section 2.1 of the Plan is amended by adding the following to the end thereof:

“(x) ‘Company Sale Event’ means any of the following events (with stock ownership being determined under section 409A of the Code):

(i) A change in the ownership of the Company. A change in ownership of the Company shall occur on the date that any one person, or more than one person acting as a “Group” (as defined under section 409A of the Code), acquires ownership of stock of the Company that, together with stock held by such person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, however, that, if any one person or more than one person acting as a Group, at the effective time of the Company Sale Event is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company.

(ii) A change in the effective control of the Company. A change in the effective control of the Company occurs on the date that:

(A) any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company; provided, however, that, if one person, or more than one acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or persons is not considered a change in the effective control of the Company; or

(B) a majority of the members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election.

(iii) A change in the ownership of a substantial portion of the Company’s assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total Gross Fair Market Value equal to or more than 40% of the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

(A) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(C) a person, or more than one person acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(D) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in Section 2.1(x)(iii)(C) hereof).

(y) ‘Gross Fair Market Value’ means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.”

2. Section 6.2 of the Plan is amended to read in its entirety as follows:

“The exercise price of an option shall be determined by the Committee and set forth in the applicable Option Agreement, provided, however, that Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted.”

3. The first sentence of Section 6.7 of the Plan is amended to read in its entirety as follows:

“At the time a Participant exercises an Option or to the extent provided by the Committee in the applicable Option Agreement, in lieu of accepting payment of the exercise price of the option and delivering the number of shares of Common Stock for which the Option is being exercised, the Committee may direct that the company either (i) pay the Participant a cash amount, or (ii) issue a lesser number of shares of Common Stock, in any such case, having a Fair Market Value of the date of exercise, equal to the amount, if any, by which the aggregate Fair Market Value (or such other amount as may be specified in the applicable Option Agreement, in the case of an exercise occurring concurrent with a Company Sale Event) of the shares of Common Stock as to which the Option is being exercised exceeds the aggregate exercise price for such shares, base on such terms and conditions as the Committee shall establish.”

4. Sections 6.8, 6.9 and 6.11 are amended by replacing the phrase “Unless otherwise determined by the Committee at the time of grant and specified in the Option agreement” with the phrase “Unless otherwise determined by the Committee in the applicable Option Agreement.”

5. The first sentence of Section 7.1 of the Plan is amended to read in its entirety as follows:

“Unless otherwise determined by the Committee in the applicable Option Agreement, in the event of a Change in Control, each Option shall be cancelled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price (or such other amount as may be specified in the applicable Option Agreement, in the case of an exercise occurring concurrent with a Company Sale Event) over the exercise price for such Option (except as provided in Section 7.2 below).”

6. Section 7.2 of the Plan is amended by adding the following to the end thereof:

“The provisions of this Section 7.2 shall not apply to the extent provided by the Committee in the applicable Option Agreement.”

7. Section 9.5 of the Plan is amended by adding the following to the end thereof:

“Any such indemnification that constitutes deferred compensation subject to section 409A of the Code shall be made in such a manner so as not to subject any indemnified person to liability under such section.”

EARLE M. JORGENSEN COMPANY

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